UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-3382	DUKE ENERGY PROGRESS, INC. (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On September 5, 2014, Duke Energy Progress, Inc. (the “Company”) entered into an Asset Purchase Agreement with North Carolina Eastern Municipal Power Agency (“NCEMPA”) to purchase the following undivided ownership interests of NCEMPA in certain generation assets that are currently operated by the Company and in which the Company is the majority owner:

•                  18.33% interest in Brunswick Nuclear Plant Unit 1 in Brunswick County, North Carolina

•                  18.33% interest in Brunswick Nuclear Plant Unit 2 in Brunswick County, North Carolina

•                  16.17% ownership interest in Mayo Plant Unit 1 in Person County, North Carolina, together with its 12.94% interest in cancelled Mayo Plant Unit 2

•                  12.94% interest in Roxboro Plant Unit 4 in Person County, North Carolina, together with its 3.77% interest in the common facilities that support Roxboro Plant Unit 4 and the 3 other Roxboro Plant Units; and

•                  16.17% interest in Harris Nuclear Plant Unit 1 in Wake County, North Carolina, together with its 12,94% ownership interest in cancelled Harris Nuclear Plant Units 2, 3 and 4

(collectively, the “Purchased Generation Assets”).

The purchase price for the Purchased Generation Assets is approximately $1.2 billion, and will be adjusted to reflect capital expenditures actually incurred by NCEMPA with respect to the Purchased Generation Assets prior to the closing of the transaction.

Closing of the transaction is subject to certain conditions, including regulatory approval by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the North Carolina Utilities Commission and the South Carolina Public Service Commission; the enactment of state legislation required for the financing of existing bond indebtedness of NCEMPA and transaction cost mitigation by the Company; approval of the transaction by all municipality members of NCEMPA; and defeasance of NCEMPA’s existing bond indebtedness related to the Purchased Generation Assets.

In addition to being joint owners of the generation assets listed above, NCEMPA currently purchases necessary power in excess of their ownership interests in the Purchased Generation Assets from the Company pursuant to a power purchase agreement.  The power purchase agreement which will be replaced by a new agreement, through which the municipality members of NCEMPA will purchase all required bulk power, upon the closing of the transaction.

The summary above is not a complete description of the terms of the Asset Purchase Agreement and is qualified in its entirety by its contents, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 8, 2014	By:	/s/ Julie S. Janson

	Name:	Julia S. Janson

	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY PROGRESS, INC.

Date: September 8, 2014	By:	/s/ Julie S. Janson

	Name:	Julia S. Janson

	Title:	Executive Vice President and Chief Legal Officer